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Exhibit 1.1

Portugal Telecom SGPS, S.A.—Articles of Association (as of 29 April 2005)

Chapter I
Name, Registered Offices, Duration and Object

Article One
Type and Name
The company shall be a public limited company with the name of Portugal Telecom, SGPS, S.A.

Article Two
Registered Offices

1.
The company's registered offices shall be in Avenida Fontes Pereira de Melo, number forty, Lisbon, and its duration shall be unlimited.

2.
The company may open and operate branches, regional offices or any other form of representation in any location on national territory or overseas, pursuant to a resolution of its board of directors and, in addition, may move its registered offices within the municipal district of Lisbon or to a neighbouring municipal district with the authorisation of its general meeting.

Article Three
Object

1.
The company's object is to manage holdings in other companies as an indirect means of performing economic activities, as defined by law.

2.
The company may, without restrictions, acquire or hold quotas or shares in any companies, as defined by law, in addition to participating in complementary groupings of companies, European Economic Interest Groupings, as well as forming or participating in any other forms of temporary or permanent association between public or private companies and/or entities.

Chapter II
Share Capital, Shares and Bonds

Article Four
Share Capital

1.
The company has a fully paid up share capital of Euro 1,166,485,050.

2.
The company's share capital comprises 1,166,485,050 shares with a nominal value of Euro one each, divided up as follows:

a)
1,166,484,550 ordinary shares;

b)
500 "A" shares.

3.
The board of directors may, with the approval of the statutory audit board, increase the company's share capital, on one or more occasions, in the form of fresh funds, to a maximum amount of increase of Euro 360,000,000 after a resolution has been passed by the general meeting fixing the parameters to which the increase or increases in share capital in question shall be subject.

4.
The general meeting's definition of the parameters pertaining to the increase in share capital to be decided by the board of directors must specify:

a)
the maximum amount of the increase;

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  b)
  without prejudice to the conditions of article 460 of the Commercial Companies Code, whether the increase involves a suppression or limitation of preference rights;

  c)
  the class or classes of shares per issue comprising the increase in share capital and, in the event of the issue of more than one class of shares, the respective proportion thereof, without prejudice to the consequences of an incomplete subscription.

Article Five
Share Classes

1.
The company, in addition to its ordinary shares, has "A" shares, the majority of which shall be held by the State or bodies belonging to the public sector and enjoy the privileges resulting from the rules set out in articles fourteen, number two and nineteen, number two of these articles of association.

2.
The privileges referred to in the preceding number shall, for all purposes, notably those set out in article twenty four of the Commercial Companies Code, constitute special rights to be attributed to the respective class of shares.

Article Six
Types of Shares

The company's shares shall be nominative and be recorded in book-entry form.

Article Seven
Preference Rights pertaining to Share Capital Increases

1.
In the event of an increase in share capital, based on the entry of fresh capital, current company shareholders at the time of the resolution shall enjoy preference over non shareholders in subscribing for new shares.

2.
In the event of a fresh issue of "A" shares, the preference right referred to in the preceding number shall firstly be given to this class of shareholders, with other shareholders only being given preference in respect of shares whose subscription rights have not been taken up.

Article Eight
Preference Shares and Bonds

1.
The company may issue voting or non voting preference shares, redeemable or not, as defined by law.

2.
The company may issue bonds or other securities pursuant to the terms of the legislation in force and, in addition, perform legally permitted operations in respect of the company's own bonds or other securities issued by it.

3.
The board of directors may decide to issue bonds or other securities when the respective amount thereof does not exceed the amount annually fixed for the purpose in question by the general meeting and, in the event of the issue of convertible bonds, provided that the implicit increase in share capital resulting from the price and initial conversion fixed by the issue resolution is within the competence of the board of directors, in conformity with the terms of number 3 of article 4 and provided that the parameters defined for the purpose in question by the general meeting have been complied with.

4.
The general meeting's definition of the parameters in respect of the board of director's issue of convertible bonds must specify:

a)
the maximum value of the bonds to be issued in legal tender in Portugal or its counter value at the exchange rate fixed in the issue resolution;

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  b)
  the maximum value of the increase in potential share capital implicit in the issue at the initial conversion price fixed by it;

  c)
  without prejudice to the conditions of article 460 of the Commercial Companies Code, whether the bonds are issued with or without a suppression or limitation of preference rights;

  d)
  the class or classes of shares in respect of whose issue the conversion shall be made and in the event of more than one class of shares, the respective proportion thereof.

Article Nine
Shareholders Performing a Competing Activity

1.
Shareholders who/which are, either directly or indirectly, engaged on an activity which competes with an activity being performed by companies in a controlling/controlled relationship with Portugal Telecom, SGPS, S.A. may not hold more than ten per cent of the company's ordinary shares without firstly having received permission from the general meeting.

2.
A competing activity, for the purpose of the dispositions of the preceding number, is understood to be the provision of public telecommunications services or network capacity, excluding in the case of the former, audiotext services, pursuant to the terms of Portuguese law, either in Portugal or overseas, in addition to any other activity of the same type and nature as that being performed by companies with which Portugal Telecom, SGPS, S.A. is in a controlling/controlled relationship.

3.
Entities which either directly, or indirectly, have a holding of at least ten per cent of the share capital of a company engaged on any of the activities referred to in the preceding number or in which an identical percentage is held by another entity, are considered to be indirectly engaged on a competing activity.

4.
The following ordinary shares may be redeemed without the need for the consent of their respective holders:

a)
Those held without the prior authorisation of the general meeting, by a shareholder who/which, pursuant to the terms of the preceding numbers, is engaged on a competing activity, as defined in the preceding numbers and when such shares, in conjunction with the shares referred to in the following sub paragraph, exceed the amount of ten per cent of the share capital;

b)
Those held by entities whose shares, pursuant to the terms of the Securities Market Code, would be considered, in the case of a public take-over bid, as belonging to the shareholders referred to in the preceding sub paragraph, whose proportion, after the redemption referred to in this sub paragraph, exceeds the amount of ten per cent of the share capital, with the redemption being proportional to the number of shares held by each of the entities in question.

5.
The shares referred to in the preceding number may be redeemed at their nominal or respective market value, if lower.

6.
The board of directors shall notify the respective shareholders that their shares shall be redeemed, within a maximum period of thirty days from the resolution to redeem the shares adopted at the general meeting.

7.
Shareholders may suspend the redemption process if, within a period of five days from the notification, they have applied to the board of directors for permission to alienate the shares to be redeemed, within a period of time of no more than thirty days, with the aforementioned application implying the renunciation of their corresponding voting and preference rights in the event of any increase in share capital up until the effective date of sale.

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8.
The board of directors, after having obtained the necessary judicial authorisation, when required, may sign the title deed for a reduction of share capital and shall arrange for the necessary registrations thereof.

9.
The consideration payable to the holders of the redeemed shares shall be paid after they have certified that the shares are no longer recorded in the respective book-entry securities accounts and shall be paid in a lump sum or be deferred over a period of no more than two years from the date of redemption.

10.
When the redeemed shares are registered, in legally acceptable cases, the consideration payable to their respective holders shall be paid against the delivery of the respective securities pursuant to the conditions defined in the preceding number.

Chapter III
Statutory Bodies

Section I
General Dispositions

Article Ten
Statutory Bodies

The company's statutory bodies are its general meeting, board of directors and statutory audit board.

Article Eleven
Terms of Office

1.
Members of the board of the general meeting, the board of directors and the statutory audit board shall be elected for a three year period by the general meeting and may be re-elected on one or more occasions.

2.
At the end of the respective terms of office, the elected members of the board of the general meeting and statutory bodies shall remain in office until new members have been appointed.

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Section II
General Meeting

Article Twelve
Obligations of Shareholders

1.
Shareholders are obliged:

a)
not to cast any votes which, in statutory terms should not be counted, without indicating the existence of a limitation on the counting thereof;

b)
to notify the board of directors of the occurrence of any of the situations referred to in articles nine, number two and number eight of article thirteen;

c)
to notify the board of directors of the entering into and full contents of any shareholders' agreements which they may have entered into in respect of the company;

d)
to provide the board of directors with a written, true, complete and self-explanatory account of all information requested by it on the situations referred to in number four, sub paragraph b) of article nine and number eight of article thirteen, to the full satisfaction of the board of directors.

2.
The information referred to in sub paragraphs b) and c) of the preceding number shall be provided within a period of five working days from their respective occurrence, unless a general meeting is held during the course of the referred to period, in which case it should also be provided to the chairman of the board of the general meeting up until the time of the meeting.

3.
The information referred to in sub paragraph d) of number one shall be provided within a period of time of eight days prior to the holding of the first general meeting after the request for information. Failure to comply with this duty within the referred to period of time implies the shareholder's acknowledgement of the facts alleged by the board of directors in its request for information.

Article Thirteen
Participation and Voting Rights

1.
Only shareholders with voting rights may attend general meetings.

2.
Shareholders intending to be present at general meetings must certify, up to five days prior to the respective meeting, that their shares have been entered in the company's book-entry account, in addition to presenting the declaration referred to in number twelve, within the same period.

3.
Holders of registered shares, in legally permissible cases, when intending to participate in general meetings, must have all of their shares registered in their name in the company's book-entry account, up to five days prior to the date scheduled for the meeting, or certify the respective depositing thereof with a financial intermediary, up until the same date, and which shall be legally acceptable in lieu of such a registration, in addition to producing the declaration referred to in number twelve within the same period.

4.
For the purposes of the conditions of numbers two and three, the shares shall remain entered or registered in the shareholder's name, at least up until the time of the closing of the general meeting.

5.
Each Euro 500 of share capital shall be entitled to one vote, with shareholders having less share capital being entitled to form groups, and arrange to be represented by one of the group's members, in order to make up the number of shares required to exercise their voting rights.

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6.
Votes in respect of all of the matters set out in a call to a general shareholders' meeting may be cast by mail or electronic post, in accordance with the relevant terms and conditions set forth in such call to a meeting, with the chairman of the General Meeting being able to subject votes cast by electronic post to verification procedures in order to ensure that such terms and conditions were met.

7.
Votes cast by an ordinary shareholder, either on his/its own account or using the services of a representative, either in his/its own name or as the representative of another shareholder, when exceeding ten per cent of the company's total voting stock, shall not be counted.

8.
For the purposes of this article, shares which would be considered as belonging to a shareholder for the purposes of a take-over bid, pursuant to the terms of the Securities Market Code, shall be considered as belonging to the shareholder.

9.
The limitation set out in number seven applies to all resolutions, even those which require a qualified majority.

10.
In cases of the joint ownership of shares, only the common representative or a representative thereof, may participate in general meetings.

11.
The limits set out in the preceding numbers apply to usufructs and collateral creditors of the shares.

12.
Shareholders shall present a declaration to the effect that the situation referred to in number eight does not apply to them.

13.
Pursuant to ADR (American Depository Receipts) or GDR (Global Depository Receipts) programmes involving the company's shares, holders of ADRs or GDRs shall be considered as shareholders, in accordance with the terms of the following number, and the entity in whose name the shares have been entered as merely the representatives thereof.

14.
Pursuant to the terms of the preceding number:

a)
The conditions of article three hundred and eighty five of the Commercial Companies Code applying to the representative, shall apply to the entity in whose name the shares used as the basis for the issue of ADR or GDR programmes have been entered;

b)
The legally or statutorily established limitation on the counting of votes shall refer to the votes cast on behalf of each holder of ADRs or GDRs, who/which shall be subject to the conditions of number eight and the conditions set out in article twelve.

15.
The limitation on the counting of the votes cast by one entity on behalf of another does not apply to entities in whose name the shares of the company used as a basis for ADR or GDR programmes have been entered.

16.
For the purpose of participating in and voting at a general meeting, holders of ADRs and GDRs must comply with the terms of this article.

Article Fourteen
Majority Required for Resolutions

1.
The general meeting shall pass resolutions at the time of its first or subsequent convocation, on the basis of the majority of votes cast without prejudice to the need for a qualified majority in legally defined cases.

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2.
Resolutions on the election of the board of the general meeting and members of the statutory audit board, however, in addition to the subject matters referred to in sub paragraphs c) to f) and i) to j) of the following article, shall not be approved, at the time of first or subsequent convocation, if opposed by the majority of "A" share votes.

Article Fifteen
Competency of General Meeting

1.
The general meeting is specifically responsible for:

a)
Electing the board of the general meeting, members of the board of directors and the statutory audit board;

b)
Appraising the board of director's report, discussing and voting upon the balance sheet, accounts and the opinion of the statutory audit board;

c)
Deciding on the appropriation of net income for the year;

d)
Deciding on any alterations to the articles of association and share capital increases, in addition to any limit or suppression of preference rights and the fixing of the parameters for the share capital increases to be decided by the board of directors pursuant to the terms of article 4, numbers 3 and 4;

e)
Deciding on the issue of bonds or other securities and fixing the value of those which the board of directors is entitled to authorise pursuant to the terms of article eight number three in addition to the limitation or suppression of preference rights in respect of the issue of bonds convertible into shares and the fixing of the parameters for the issue of these types of bonds by the board of directors, pursuant to the terms of article 8 numbers 3 and 4;

f)
Deciding on the authorisations referred to in articles two, number two and nine number one;

g)
Deciding on the remuneration of members of the statutory bodies, with the right to appoint a wages commission for the purpose in question;

h)
Deciding on the existence of the company's justified interest in the provision of real and personal guarantees in respect of the debts of other entities which are not in a dominating/dominated or group relationship;

i)
Approving the general objectives and fundamental principles of the company's policies;

j)
Defining the general principles of the holdings policy in companies, pursuant to the terms of article three, number two and deciding on its respective acquisitions and alienations when, in accordance with the said principles, they should be authorised in advance by the general meeting;

k)
Dealing with any other matters for which it has been convened.

2.
Resolutions on any of the issues referred to in sub paragraph i) of the preceding number shall be adopted solely on the basis of proposals to be submitted by the board of directors or by shareholders fulfilling the requirements set out in article seventeen.

Article Sixteen
Board of the General Meeting and Convocation Thereof

1.
The board of the general meeting shall comprise its respective chairman, a deputy chairman and a secretary.

2.
The general meeting shall be convened and directed by the chairman of the board thereof or, in the event of his absence or inability to be present, by the deputy chairman.

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3.
The general meeting shall be convened with a minimum advance notice of thirty days with a precise indication of the issues to be dealt with.

Article Seventeen
General Meetings

General meetings shall be held at least once per year and whenever a request for the convening thereof is submitted to its respective chairman by the board of directors or statutory audit board or by shareholders representing at least five per cent of the share capital.

Section III
Board of Directors

Article Eighteen
Board of Directors

1.
The board of directors shall comprise an uneven number of members with a minimum of fifteen and a maximum of twenty three.

2.
The chairman shall have the casting vote in board resolutions.

3.
The chairman of the board of directors shall be chosen by the general meeting in accordance with the terms of these articles of association.

Article Nineteen
Election of Directors

1.
Directors shall be elected by a majority of the votes cast.

2.
The majority referred to in the preceding number shall include the majority of "A" share votes for the election of one third of the total number of directors, which shall include the chairman of the board of directors.

3.
One of the directors may be chosen, in isolation, by the general meeting, pursuant to the terms of nos. six and seven of article three hundred and ninety two of the Commercial Companies Code.

Article Twenty
Executive Committee

1.
The board of directors may delegate the running of the company's day to day affairs to an executive committee comprising five or seven members.

2.
Executive committee members shall be chosen by the board of directors from among its members and shall comprise at least one or two of the directors elected pursuant to the terms of no. two of article nineteen, depending on whether the executive committee comprises five or seven members.

3.
The board of directors shall define the executive committee's responsibilities in respect of the day to day running of the company's affairs and shall delegate thereto, when necessary, all of the competencies whose inclusion is not prohibited under the terms of article four hundred and seven of the Commercial Companies Code.

4.
The executive committee shall, in principle, operate in conformity with the regulations defined in articles twenty one, twenty two, twenty three and twenty four of the articles of association for the board of directors, without prejudice to the adaptations which the board of directors may decide to make in respect of such operation.

5.
The board of directors may authorise the executive committee to charge one or more of its members to deal with certain tasks and delegate the performance of several of the powers which have been delegated to it to one or more of its members.

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Article Twenty One
Competencies of the Board of Directors

1.
The board of directors is specifically responsible for:

a)
Managing the company's affairs and performing all acts and operations in respect of the company's corporate object which are not the specific responsibility of other statutory bodies of the company;

b)
Representing the company in legal and non legal matters with the right to withdraw, come to terms and confess in respect of any lawsuits, in addition to entering into arbitration agreements;

c)
Acquiring, selling, or in any other manner, alienating or encumbering rights, notably when affecting the company's holdings, moveable and immovable assets, without prejudice to the conditions set out in article fifteen;

d)
Establishing the company's technical and administrative organisation and its internal operating rules;

e)
Appointing legal or other proxies with the powers considered expedient, including the power to sub-delegate authority;

f)
Co-opting members to replace directors who are definitively unavailable, with the period of the terms of office of such coopted persons lasting until the end of the period for which the replaced directors had been appointed, without prejudice to the ratification thereof at the first following general meeting and the conditions set out in number two;

g)
Performing the other competencies attributed by the general meeting.

2.
When a director who is definitively unavailable, is one of those elected on the basis of the application of the rule contained in article nineteen, number two and when, in respect of the cooption, they have not voted with the majority of the members of the board of directors who, elected pursuant to the terms of the said disposition remain in office, the respective replacement shall be made by an election at a general meeting.

3.
The board of directors may particularly appoint one or more directors to deal with certain administrative matters.

4.
In the event of any delegating of powers, at least one of the directors elected in accordance with the terms of article nineteen, number two, shall be appointed, either solely or in conjunction with another or other managing directors and shall, in this latter case, be given the same powers as the others.

Article Twenty Two
Relationship with the General Meeting

The board of directors, in its management of the company's affairs, shall comply with the general guidelines issued by the general meeting, pursuant to the terms and limitations as defined by law.

Article Twenty Three
Competencies of the Chairman of the Board of Directors

1.
The chairman of the board of directors is specifically responsible for:

a)
Representing the board in legal and non legal matters;

b)
Co-ordinating the activity of the board of directors and apportioning tasks among members when recommended on the basis of management expediency;

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  c)
  Convening and directing the meetings of the board;

  d)
  Ensuring that the resolutions of the board of directors are properly complied with.

2.
In the event of the chairman's absence or inability to be present, he shall be replaced by the officer of the board of directors appointed by him for the purpose in question.

Article Twenty Four
Resolutions

1.
The board of directors shall fix the dates or the degree of frequency of its ordinary meetings and shall meet in extraordinary session whenever so convened by the chairman or two directors or the statutory audit board.

2.
The board of directors may not operate without the presence of the majority of its acting members, with the chairman of the board of directors, in cases of recognised urgency, dispensing with the presence of the majority, if this is ensured in the form of a postal or proxy vote, in accordance with the terms of the following number.

3.
Without prejudice to the conditions set out in the preceding number, postal and proxy votes are permitted although a director may not represent more than one other director.

4.
Board of director's resolutions shall be adopted by a majority of the votes cast.

Article Twenty Five
Minutes

1.
The resolutions passed at meetings of the board of directors, in addition to voting statements, shall be recorded in minutes.

2.
The minutes shall be signed by all members of the board of directors participating in the meeting.

3.
Participants at the meeting may dictate a summary of their statements for inclusion in the minutes.

Article Twenty Six
Binding/Committing of Company

1.
The company shall be bound/committed:

a)
By the signatures of two members of the board of directors, one of whom shall be the chairman of the board of directors, chairman of the executive committee or a director to whom either has delegated such authority;

b)
By the signature of a single member of the board of directors to whom the powers for so doing have been delegated;

c)
By the signature of the appointed proxies, subject to the scope and in accordance with the terms of the corresponding mandate.

2.
The signature of a sole director shall be sufficient for the day to day running of the affairs of the company.

3.
Company bonds, when in certificate form, shall bear the signatures of two directors, which signatures may be replaced by a simple mechanical reproduction or a seal/stamp.

4.
The board of directors may decide, in accordance with the terms and subject to legal limitations, that certain company documents be signed using mechanical processes or seals/stamps.

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Section IV
Statutory Audit Board

Article Twenty Seven
Composition

1.
The company's activity shall be subject to the inspection of a statutory audit board which shall comprise a chairman, two acting and a deputising officer, all of whom shall be elected at a general meeting.

2.
One of the acting officers and the deputising officer on the statutory audit board shall be statutory auditors or statutory audit companies.

3.
The statutory audit board may call upon the services of specially appointed technical staff or staff engaged for the purpose in question and, in addition, by specialised audit companies.

Article Twenty Eight
Competencies

1.
The competencies of the statutory audit board are defined by law and these articles of association.

2.
The statutory audit board is specifically responsible for:

a)
Examining the company's books, whenever considered expedient and at least once per month;

b)
Monitoring the operation of the company and its compliance with laws, applicable articles of association and regulations;

c)
Arranging to be represented at meetings of the board of directors whenever considered expedient;

d)
Requesting the convening of the general meeting whenever considered expedient;

e)
Examining the occurrence of periodic situations raised by the board of directors during its term of management;

f)
Issuing an opinion on the budget, balance sheet, inventory and annual accounts;

g)
Drawing the attention of the board of directors to any subject which needs to be considered and commenting on any subject matter submitted to it by the said statutory body.

Article Twenty Nine
Resolutions

The resolutions of the statutory audit board shall be adopted in the presence of the majority of its acting members and by a majority of the votes cast.

Chapter IV
Appropriation of Net Income

Article Thirty
Appropriation of Net Income

1.
The duly approved annual net income shall be appropriated as follows:

a)
A percentage of not less than five per cent shall be paid into a legal reserve until it reaches the amount defined by law;

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  b)
  A percentage of not less than forty per cent of the distributable profit shall be distributed among the shareholders in the form of a dividend, without prejudice to the general meeting's having the right, on the basis of a qualified majority of two thirds of the votes cast, to decide on a reduction of the dividend or not to proceed with any distribution thereof;

  c)
  the remainder to be appropriated at the discretion of the general meeting.

2.
The privilege attached to "A" shares as a result of the conditions set out in article fourteen, number two is only applicable in respect of the approval of the percentage of dividends when higher than the minimum amount established in sub paragraph b) of the preceding number.

3.
Pursuant to the terms of and within the legally established limits, shareholders are entitled to an advance of profits for the year in progress.

Chapter V
Dissolution and Liquidation

Article Thirty One
Dissolution and Liquidation

1.
The company shall be dissolved in accordance with legally defined cases and terms.

2.
The liquidation of the company shall be governed by the dispositions defined by law and the resolutions of the general meeting.

Chapter VI
Final, Transitory Conditions

Article Thirty Two
Deposit Programme Contract

1.
Entities which, pursuant to the development of the conditions set out in article eight, number one of Decree Law number forty four/ninety five of the twenty second of February may, on account of the deposit programme contract agreed with the company, become direct or indirect titleholders to the company's shares, shall not be considered as being engaged on activities which compete with those of the company owing to the mere circumstance of being engaged on analogous contracts by third parties which are competing with the company.

2.
The conditions of the preceding number do not preclude the application of the conditions of articles nine and twelve to the referred to depository entities when, pursuant to the scope of the respective deposit programme contracts, the participants therein are either directly or indirectly engaged on activities which compete with those of the company and when the percentage number of shares in the company held by them is higher than the percentage permitted under these articles of association for the equivalent ownership of shares.

Article Thirty Three
Board of Directors' Resolutions
Board of directors' resolutions to increase share capital or issue bonds convertible into shares may be based on parameters and on the suppression or limitation of preference rights pursuant to a general meeting's resolution adopted prior to the public deed resulting in the inclusion of numbers 3 and 4 of article 4, the alteration of number 3 and the inclusion of number 4 of article 8 and the amendment of sub paragraphs d) and e) of number 1 of article 15 of these articles of association, provided that such resolutions fulfil the requirements set out in these projects, in addition to number 2 of article 14.

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Estatutos da Portugal Telecom, SGPS, SA (à data de 29 de Abril de 2005)

Capitulo I
Denominação, Sede, Duração e Objecto

Artigo 1.o
Natureza e Denominação

A Sociedade é constituída sob a forma de Sociedade Anónima e adopta a denominação de Portugal Telecom, SGPS, SA.

Artigo 2.o
Sede

1.
A Sociedade tem sede social em Lisboa, na Avenida Fontes Pereira de Melo, número quarenta, e durará por tempo indeterminado.

2.
Por deliberação do Conselho de Administração, a Sociedade pode criar e manter em qualquer ponto do território nacional, ou fora dele, agências, delegações ou qualquer outra forma de representação, bem como, com a autorização da Assembleia Geral, deslocar a sua sede dentro do concelho de Lisboa ou para concelho limítrofe.

Artigo 3.o
Objecto

1.
A Sociedade tem por objecto a gestão de participações sociais noutras sociedades, como forma indirecta de exercício de actividades económicas, nos termos previstos na lei.

2.
A Sociedade pode, sem restrições, adquirir ou deter quotas ou acções de quaisquer sociedades, nos termos da lei, bem como pode participar em agrupamentos complementares de empresas e em agrupamentos europeus de interesse económico e bem assim constituir ou participar em quaisquer outras formas de associação temporária ou permanente entre sociedades e ou entidades de direito público ou privado.

Capítulo II
Capital Social, Acções, e Obrigações

Artigo 4.o
Capital Social

1.
O capital social é de mil e cento e sessenta e seis milhões quatrocentos e oitenta e cinco mil e cinquenta euros e encontra-se integralmente realizado.

2.
O capital social está representado por mil e cento e sessenta e seis milhões quatrocentas e oitenta e cinco mil e cinquenta acções, com o valor nominal de um euro cada uma, com a seguinte distribuição:

a)
Mil e cento e sessenta e seis milhões quatrocentas e oitenta e quatro mil e quinhentas e cinquenta acções ordinárias;

b)
Quinhentas acções da categoria A;

3.
O Conselho de Administração poderá, com o parecer favorável do Conselho Fiscal, elevar o capital social, por uma ou mais vezes, e por entradas em dinheiro, em valor até 360.000.000 euros, precedendo deliberação da assembleia geral que fixe os parâmetros a que fiquem submetidos o reforço ou reforços de capital que estejam em causa.

4.
Da definição pela assembleia geral dos parâmetros de aumento de capital a deliberar pelo Conselho de Administração constará necessariamente:

a)
montante máximo do aumento;

b)
sem prejuízo do disposto no artigo 460.o do Código das Sociedades Comerciais, se o aumento será feito com ou sem supressão ou limitação de direito de preferência;

c)
a categoria ou categorias de acções por emissão das quais será efectuado o aumento de capital e, no caso de emissão de acções de mais de uma categoria, a respectiva proporção, sem prejuízo das consequências de subscrição incompleta.

Artigo 5.o
Categoria de Acções

1.
A Sociedade tem, além das acções ordinárias, acções da categoria A, que serão detidas maioritariamente pelo Estado ou por entidades que pertençam ao sector público, e gozam dos privilégios resultantes das regras estabelecidas nos artigos décimo quarto número dois e décimo nono, número dois dos presentes estatutos.

2.
Os privilégios referidos no número anterior constituem, para todos os efeitos, designadamente os do artigo vigésimo quarto do Código das Sociedades Comerciais, direitos especiais atribuídos à respectiva categoria de acções.

Artigo 6.o
Espécies de Acções
As acções da Sociedade são nominativas e assumem a forma escritural.

Artigo 7.o
Direito de Preferência em Aumento de Capital

1.
Em cada aumento de capital por novas entradas em dinheiro, as pessoas que à data da deliberação forem accionistas poderão subscrever as novas acções com preferência relativamente a quem não for accionista.

2.
Tratando-se de emissão de novas acções de categoria A, o direito de preferência referido no número antecedente pertence, primeiro, aos titulares de acções dessa categoria, e só quanto a acções não subscritas por estes gozam de preferência os outros accionistas.

Artigo 8.o
Acções Preferenciais e Obrigações

1.
A Sociedade pode emitir acções preferenciais com ou sem voto, remíveis ou não, nos termos da lei.

2.
A Sociedade pode emitir obrigações ou outros valores mobiliários nos termos da legislação em vigor, e bem assim, efectuar sobre obrigações próprias ou valores mobiliários por si emitidos as operações que forem legalmente permitidas.

3.
A emissão de obrigações ou outros valores mobiliários pode ser deliberada pelo Conselho de Administração quando o respectivo montante não exceda o valor anualmente fixado, para o efeito, pela Assembleia Geral e, tratando-se de emissão de obrigações convertíveis, desde que o aumento de capital implícito resultante do preço e conversão inicial fixado pela deliberação de emissão se contenha na competência do Conselho de Administração, de harmonia com o n.o 3 do artigo 4.o, e sejam observados os parâmetros que para o efeito a Assembleia Geral tiver estabelecido.

4.
Da definição pela Assembleia Geral de parâmetros de emissão de obrigações convertíveis pelo Conselho de Administração constará necessariamente:

a)
valor máximo das obrigações a emitir em moeda com curso legal em Portugal ou no seu contravalor à taxa de câmbio que for fixada na deliberação de emissão;

b)
valor máximo do aumento de capital potencial implícito na emissão, ao preço inicial de conversão que esta fixar;

c)
sem prejuízo do disposto no artigo 460.o do Código das Sociedades Comerciais, se as obrigações são emitidas com ou sem supressão ou limitação de direito de preferência;

d)
a categoria ou categorias de acções por emissão das quais será efectuada a conversão e, no caso de acções de mais de uma categoria, a respectiva proporção.

Artigo 9.o
Accionistas com actividade concorrente

1.
Os accionistas que exerçam, directa ou indirectamente, actividade concorrente com a actividade desenvolvida pelas sociedades em relação de domínio com a Portugal Telecom, SGPS, SA não podem ser titulares, sem prévia autorização da Assembleia Geral, de acções ordinárias representativas de mais de dez por cento do capital social da Sociedade.

2.
Entende-se por actividade concorrente, para efeitos do disposto no número anterior, a oferta de serviços de telecomunicações de uso público ou de capacidade de rede, com excepção, quanto aos primeiros, dos serviços de audiotexto, nos termos da lei portuguesa, exercida quer em Portugal, quer no estrangeiro; e ainda qualquer outra actividade da mesma espécie e natureza da prosseguida pelas sociedades com as quais a Portugal Telecom, SGPS, SA está em relação de domínio.

3.
Considera-se que exerce indirectamente actividade concorrente quem, directa ou indirectamente, tiver participação de, pelo menos, dez por cento no capital social de sociedade que exerça alguma das actividades referidas no número anterior, ou for por ela participada em idêntica percentagem.

4.
Podem ser amortizadas, sem dependência do consentimento do respectivo titular, as acções ordinárias:

a)
Detidas, sem autorização prévia concedida pela Assembleia Geral, por accionista que, nos termos dos números anteriores, exerça directa ou indirectamente, actividade concorrente definida nos números anteriores, e excedam, adicionadas às acções referidas na alínea seguinte, o correspondente a dez por cento do capital social;

b)
Detidas por entidades cujas acções, nos termos do Código dos Valores Mobiliários, seriam consideradas para efeitos de oferta pública de aquisição como pertencendo aos accionistas mencionados na alínea anterior, na parte em que, após a amortização prevista nessa alínea, seja excedido o correspondente a dez por cento do capital social, sendo a amortização proporcional ao número de acções detidas por cada entidade abrangida.

5.
As acções referidas no número anterior podem ser amortizadas pelo seu valor nominal ou pelo respectivo valor de mercado, quando seja inferior àquele.

6.
O Conselho de Administração, no prazo máximo de trinta dias a contar da deliberação da Assembleia Geral que determinar a amortização das acções, notificará os respectivos titulares de que as mesmas serão amortizadas.

7.
O accionista pode suspender o processo de amortização se, no prazo de cinco dias após a notificação, requerer ao Conselho de Administração autorização para alienar as acções a amortizar, em prazo não superior a trinta dias, envolvendo tal requerimento a renúncia ao exercício dos correspondentes direitos de voto e de preferência em aumento de capital até à concretização da venda.

8.
Obtida a necessária autorização judicial, quando seja o caso, o Conselho de Administração outorgará a escritura pública de redução de capital e procederá aos necessários registos.

9.
O pagamento da contrapartida ao titular das acções amortizadas será feito após a comprovação, por aquele, de que as mesmas já não se encontram inscritas nas respectivas contas de valores mobiliários escriturais e terá lugar, de uma só vez ou de forma diferida, em tempo não superior a dois anos a contar da data da amortização.

10.
Quando as acções amortizadas sejam tituladas, nos casos legalmente admitidos, o pagamento da contrapartida aos respectivos titulares será feito contra a entrega dos respectivos títulos, nas condições definidas no número anterior.

Capítulo III
Órgãos Sociais

Secção I
Disposições Gerais

Artigo 10.o
Órgãos Sociais
Os Órgãos Sociais são a Assembleia Geral, o Conselho de Administração e o Conselho Fiscal.

Artigo 11.o
Mandatos

1.
Os membros da mesa da Assembleia Geral, do Conselho de Administração e do Conselho Fiscal são eleitos por um triénio pela Assembleia Geral, podendo ser reeleitos, uma ou mais vezes.

2.
No termo dos respectivos mandatos, os membros eleitos da mesa da Assembleia Geral e dos Órgãos Sociais mantêm-se em funções até à designação dos novos membros.

Secção II
Assembleia Geral

Artigo 12.o
Obrigações dos Accionistas

1.
Os accionistas são obrigados a:

a)
Não emitirem votos que nos termos estatutários não devam ser contados, sem indicarem que há lugar a limitação de contagem;

b)
Comunicarem ao Conselho de Administração a ocorrência de qualquer das situações previstas no artigo nono, número dois e número oito do artigo décimo terceiro;

c)
Comunicarem ao Conselho de Administração a celebração e teor integral dos acordos parassociais que tenham celebrado, respeitantes à sociedade;

d)
Prestarem ao Conselho de Administração por forma escrita, verdadeira, completa e elucidativa e até que este se considere suficientemente esclarecido, todas as informações que este lhe solicitar sobre as situações previstas no número quatro, alínea b) do artigo nono e no número oito do artigo décimo terceiro.

2.
As informações previstas nas alíneas b) e c) do número anterior devem ser prestadas nos cinco dias úteis posteriores à respectiva ocorrência, salvo se, no decurso deste prazo, a Assembleia Geral se reunir, caso em que as mesmas devem ser prestadas também ao Presidente da Mesa da Assembleia Geral e até ao momento da reunião.

3.
As informações referidas no alínea d) do número um devem ser prestadas até oito dias antes da data da realização da primeira reunião da Assembleia Geral posterior ao pedido de informação. A falta de cumprimento deste dever dentro do prazo indicado implica a confissão, pelo accionista em causa, dos factos que, no pedido de informação, lhe tenham sido imputados pelo Conselho de Administração.

Artigo 13.o
Participação e Direito de Voto

1.
Só podem estar presentes na Assembleia Geral os accionistas com direito de voto.

2.
Os Accionistas que pretendam participar na Assembleia Geral devem comprovar, até cinco dias antes da respectiva reunião, a inscrição em conta de valores mobiliários escriturais das suas acções bem como apresentar, no mesmo prazo, a declaração a que se refere o número doze.

3.
Quando as acções sejam tituladas, nos casos legalmente admitidos, os seus titulares que pretendam participar na Assembleia Geral devem ter averbadas em seu nome no livro de registo de acções da Sociedade, até cinco dias antes da data marcada para a reunião, todas as suas acções ou comprovar, até à mesma data, o respectivo depósito em intermediário financeiro que legalmente substitua aquele registo, bem como apresentar, no mesmo prazo, a declaração a que se refere o número doze.

4.
Para os efeitos do disposto nos números dois e três, as acções deverão permanecer inscritas ou registadas em nome do Accionista, pelo menos, até ao encerramento da reunião da Assembleia Geral.

5.
A cada 500 euros de capital corresponde um voto, podendo os Accionistas possuidores de montante de capital inferior agrupar-se de forma a, em conjunto e fazendo-se representar por um dos agrupados, reunirem entre si o montante necessário ao exercício do direito de voto.

6.
O exercício do voto por correspondência ou por meios electrónicos pode abranger todas as matérias constantes da convocatória, nos termos e condições nela fixados, podendo o voto por meios electrónicos ser sujeito pelo Presidente da Mesa da Assembleia Geral à verificação das condições que fixar para a respectiva segurança e fiabilidade.

7.
Não serão contados votos emitidos por um Accionista titular de acções ordinárias, por si ou através de representante, em nome próprio ou como representante de outro accionista que excedam dez por cento da totalidade dos votos correspondentes ao capital social.

8.
Para efeitos do presente artigo, consideram-se como pertencendo ao accionista as acções detidas por pessoas que se encontrem nas situações previstas no artigo 20o do Código dos Valores Mobiliários, sendo a limitação de cada pessoa abrangida proporcional ao número de votos que emitir.

9.
A limitação constante do número sete é aplicável a todas as deliberações, mesmo àquelas que exijam maioria qualificada.

10.
No caso de contitularidade de acções, só o representante comum, ou um representante deste, poderá participar nas reuniões da Assembleia Geral.

11.
Ao usufrutuário e ao credor pignoratício de acções são aplicáveis as limitações decorrentes dos números anteriores.

12.
Para os efeitos do disposto no número oito, devem os Accionistas apresentar declaração que ateste que não se encontram na situação aí prevista.

13.
No âmbito de programas de american depository receipts (ADR) ou de global depository receipts (GDR) que tenham por objecto acções da Sociedade serão havidos como accionistas, de harmonia com o número seguinte, os titulares dos ADR ou dos GDR e como mero representante destes a entidade em nome de quem as acções se encontrem inscritas.

14.
Por força do número anterior:

a)
É aplicável à entidade, em nome de quem se encontrem inscritas as acções que sirvam de base à emissão de programas de ADR ou GDR, o disposto no artigo trezentos e oitenta e cinco do Código das Sociedades Comerciais para o representante;

b)
A limitação de contagem de votos, legal ou estatutariamente estabelecida, referir-se-á aos votos exercidos por conta de cada titular de ADR ou GDR, sendo considerado quanto a estes o disposto no número oito, bem como ficam os mesmos sujeitos ao disposto no artigo décimo segundo.

15.
Não é aplicável a entidades em nome das quais se encontrem inscritas acções da Sociedade que sirvam de base a programa de ADR ou GDR, a limitação de contagem dos votos emitidos por uma entidade em representação de outrem.

16.
Para efeitos da participação e exercício do direito de voto dos titulares de ADR ou GDR na Assembleia Geral, devem os mesmos dar cumprimento ao que se dispõe no presente artigo.

Artigo 14.o
Maioria Deliberativa

1.
A Assembleia Geral delibera, em primeira convocação ou em convocação subsequente, pela maioria dos votos emitidos, sem prejuízo da exigência de maioria qualificada nos casos previstos na lei.

2.
Porém, as deliberações sobre a eleição da mesa da Assembleia Geral e dos membros do Conselho Fiscal, bem como sobre as matérias referidas nas alíneas c) a f), e i) a j) do artigo seguinte não serão aprovadas, em primeira convocação ou em convocações subsequentes, contra maioria dos votos correspondentes às acções da categoria A.

Artigo 15.o
Competência da Assembleia Geral

1.
Compete designadamente à Assembleia Geral:

a)
Eleger a Mesa da Assembleia Geral, os membros do Conselho de Administração e do Conselho Fiscal;

b)
Apreciar o relatório do Conselho de Administração, discutir e votar o balanço, as contas e o parecer do Conselho Fiscal;

c)
Deliberar sobre a aplicação dos resultados do exercício;

d)
Deliberar sobre quaisquer alterações dos estatutos e aumentos de capital bem como sobre a limitação ou supressão de direito de preferência e a fixação, nos termos do artigo 4.o n.os 3 e 4, de parâmetros para aumentos de capital a deliberar pelo Conselho de Administração;

e)
Deliberar sobre a emissão de obrigações ou outros valores mobiliários e fixar o valor daquelas que o Conselho de Administração pode autorizar, nos termos do artigo oitavo número três, bem como sobre a limitação ou supressão de direito de preferência na emissão de obrigações convertíveis em acções e a fixação, nos termos do artigo 8.o, n.os 3 e 4, de parâmetros para emissões pelo Conselho de Administração de obrigações dessa natureza;

f)
Deliberar sobre as autorizações a que se referem os artigos segundo, número dois, e nono, número um;

g)
Deliberar sobre as remunerações dos membros dos corpos sociais, podendo, para o efeito, designar uma comissão de vencimentos;

h)
Deliberar sobre a existência de justificado interesse próprio da Sociedade para a prestação de garantias reais ou pessoais a dívidas de outras entidades que com ela se não encontrem em relação de domínio ou de grupo;

i)
Aprovar os objectivos gerais e os princípios fundamentais das políticas da Sociedade;

j)
Definir os princípios gerais de política de participações em sociedades, nos termos do artigo terceiro, número dois, e deliberar sobre as respectivas aquisições e alienações, nos casos em que aqueles princípios as condicionem à prévia autorização da Assembleia Geral;

k)
Tratar de qualquer outro assunto para que tenha sido convocada.

2.
As deliberações sobre as matérias previstas na alínea i) do número anterior são tomadas somente sob proposta a apresentar pelo Conselho de Administração ou por accionistas que satisfaçam as condições previstas no artigo décimo sétimo.

Artigo 16.o
Da Mesa e da Convocação da Assembleia Geral

1.
A mesa da Assembleia Geral é constituída pelo respectivo Presidente, por um Vice-Presidente, e por um Secretário.

2.
A Assembleia Geral é convocada e dirigida pelo Presidente da mesa ou, na sua ausência ou impedimentos, pelo Vice-Presidente.

3.
A convocação da Assembleia Geral faz-se com a antecedência mínima de trinta dias, com indicação expressa dos assuntos a tratar.

Artigo 17.o
Reuniões da Assembleia Geral
A Assembleia Geral reúne, pelo menos, uma vez por ano e sempre que requerida a sua convocação ao respectivo Presidente pelos Conselhos de Administração, ou Fiscal ou por Accionistas que representem, pelo menos, cinco por cento do capital social.

Secção III
Conselho de Administração

Artigo 18.o
Conselho de Administração

1.
O Conselho de Administração é composto por um número ímpar de membros, no mínimo de quinze e num máximo de vinte e três.

2.
Nas deliberações do Conselho, o Presidente tem voto de qualidade.

3.
O Presidente do Conselho de Administração é escolhido pela Assembleia Geral, nos termos dos presentes Estatutos.

Artigo 19.o
Eleição dos Administradores

1.
Os Administradores são eleitos por maioria dos votos emitidos.

2.
Para a eleição de um terço do número total de Administradores, que compreenderá o Presidente do Conselho de Administração, a maioria referida no número anterior deve incluir a maioria dos votos conferidos às acções pertencentes à categoria A.

3.
Um dos Administradores pode ser isoladamente eleito pela Assembleia Geral, nos termos dos números seis e sete do artigo trezentos e noventa e dois do Código das Sociedades Comerciais.

Artigo 20.o
Comissão Executiva

1.
O Conselho de Administração poderá delegar a gestão corrente da Sociedade numa Comissão Executiva, composta por cinco ou sete membros.

2.
Os membros da Comissão Executiva são escolhidos pelo Conselho de Administração dentre os seus membros, devendo dela fazer parte pelo menos um ou dois dos Administradores eleitos nos termos do artigo décimo nono número dois, consoante a Comissão Executiva seja composta por cinco ou sete membros.

3.
O Conselho de Administração fixará as atribuições da Comissão Executiva na gestão corrente da Sociedade, delegando nela, quando necessário, todas as competências cuja inclusão não está vedada pelo artigo quatrocentos e sete do Código das Sociedades Comerciais.

4.
A Comissão Executiva funcionará, em princípio, segundo o definido para o Conselho de Administração, nos artigos vigésimo primeiro, vigésimo segundo, vigésimo terceiro e vigésimo quarto dos Estatutos, sem prejuízo das adaptações que o Conselho de Administração delibere introduzir a esse modo de funcionamento.

5.
O Conselho de Administração poderá autorizar a Comissão Executiva a encarregar um ou mais dos seus membros de se ocuparem de certas matérias e a delegar em um ou mais dos seus membros o exercício de alguns dos poderes que lhe sejam delegados.

Artigo 21.o
Competência do Conselho de Administração

1.
Ao Conselho de Administração compete, designadamente:

a)
Gerir os negócios da Sociedade e praticar todos os actos e operações relativos ao objecto social que não caibam na competência atribuída a outros órgãos da Sociedade;

b)
Representar a Sociedade, em juízo e fora dele, podendo desistir, transigir e confessar em quaisquer pleitos, e, bem assim, celebrar convenções de arbitragem;

c)
Adquirir, vender ou, por qualquer forma, alienar ou onerar direitos, nomeadamente os incidentes sobre participações sociais, bens móveis e imóveis, sem prejuízo do disposto no artigo décimo quinto;

d)
Estabelecer a organização técnico-administrativa da Sociedade e as suas normas de funcionamento interno;

e)
Constituir mandatários, judiciais ou outros, com os poderes que julgue convenientes, incluindo os de substabelecer;

f)
Proceder, por cooptação, à substituição dos Administradores que faltem definitivamente, durando o mandato dos cooptados até ao fim do período para o qual os Administradores substituídos tinham sido eleitos, sem prejuízo da ratificação na primeira Assembleia Geral seguinte e do disposto no número dois;

g)
Exercer as demais competências que lhe sejam atribuídas pela Assembleia Geral.

2.
Quando o Administrador que falte definitivamente seja algum dos eleitos pela aplicação da regra do artigo décimo nono, número dois, e na cooptação não tenham votado com a maioria os membros do Conselho de Administração que, eleitos ao abrigo dessa disposição, permanecem em funções, a respectiva substituição opera-se por eleição em Assembleia Geral.

3.
O Conselho de Administração poderá encarregar especialmente algum ou alguns Administradores de se ocuparem de certas matérias de administração.

4.
Quando haja delegação de poderes, pelo menos um dos Administradores eleitos nos termos do artigo décimo nono, número dois, deverá ser nomeado, só ou conjuntamente com outro ou outros Administradores-Delegados, recebendo, neste último caso, os mesmos poderes que os demais.

Artigo 22.o
Relações com a Assembleia Geral
Na gestão das actividades da Sociedade, o Conselho de Administração deve respeitar, nos termos e com os limites fixados na lei, as directrizes gerais dimanadas da Assembleia Geral.

Artigo 23.o
Competências do Presidente do Conselho de Administração

1.
Compete especialmente ao Presidente do Conselho de Administração:

a)
Representar o Conselho em juízo e fora dele;

b)
Coordenar a actividade do Conselho de Administração e proceder à distribuição de matérias pelos Administradores, quando a isso aconselhem as conveniências da gestão;

c)
Convocar e dirigir as reuniões do Conselho;

d)
Zelar pela correcta execução das deliberações do Conselho de Administração.

2.
Na sua falta ou impedimento o Presidente será substituído pelo vogal do Conselho de Administração por si designado para o efeito.

Artigo 24.o
Deliberações

1.
O Conselho de Administração fixará as datas ou a periodicidade das suas reuniões ordinárias e reunirá extraordinariamente sempre que convocado pelo Presidente ou por dois Administradores ou pelo Conselho Fiscal.

2.
O Conselho de Administração não pode funcionar sem a presença da maioria dos seus membros em exercício, podendo o Presidente do Conselho de Administração, em casos de reconhecida urgência, dispensar a presença dessa maioria se esta estiver assegurada através de voto por correspondência ou por procuração, nos termos do número seguinte.

3.
Sem prejuízo do disposto no número anterior, é permitido o voto por correspondência e por procuração, não podendo um Administrador representar mais do que outro Administrador.

4.
As deliberações do Conselho de Administração serão tomadas por maioria dos votos expressos.

Artigo 25.o
Actas

1.
As deliberações tomadas nas reuniões do Conselho de Administração, bem como as declarações de voto, são registadas em acta.

2.
As actas são assinadas por todos os membros do Conselho de Administração que participem na reunião.

3.
Os participantes na reunião podem ditar para a acta a súmula das suas intervenções.

Artigo 26.o
Vinculação da Sociedade

1.
A Sociedade obriga-se:

a)
Pela assinatura de dois membros do Conselho de Administração, sendo que um será o Presidente do Conselho de Administração, o Presidente da Comissão Executiva ou o Administrador em que qualquer um deles delegue;

b)
Pela assinatura de um só membro do Conselho de Administração em que tenham sido delegados poderes para o fazer;

c)
Pela assinatura dos mandatários constituídos no âmbito e nos termos do correspondente mandato.

2.
Em assuntos de mero expediente bastará a assinatura de um só Administrador.

3.
Sempre que as obrigações da sociedade sejam representadas por títulos, estes devem ter a assinatura de dois Administradores, podendo as assinaturas ser substituídas por simples reprodução mecânica ou chancela.

4.
O Conselho de Administração poderá deliberar, nos termos e dentro dos limites legais, que certos documentos da sociedade sejam assinados por processos mecânicos ou chancela.

Secção IV
Conselho Fiscal

Artigo 27.o
Composição

1.
A fiscalização da actividade social compete a um Conselho Fiscal, composto por Presidente, dois vogais efectivos e um suplente, todos eleitos em Assembleia Geral.

2.
Um dos vogais efectivos e o suplente do Conselho Fiscal serão Revisores Oficiais de Contas ou sociedades de Revisores Oficiais de Contas.

3.
O Conselho Fiscal pode ser coadjuvado por técnicos especialmente designados ou contratados para esse efeito e, ainda, por empresas especializadas em trabalhos de auditoria.

Artigo 28.o
Competências

1.
O Conselho Fiscal tem as competências estabelecidas na lei e nestes Estatutos.

2.
Compete, especialmente, ao Conselho Fiscal:

a)
Examinar, sempre que o julgue conveniente e pelo menos uma vez por mês, a escrituração da Sociedade;

b)
Acompanhar o funcionamento da Sociedade o cumprimento das leis, dos estatutos e dos regulamentos que lhe são aplicáveis;

c)
Fazer-se representar nas reuniões do Conselho de Administração sempre que o entenda conveniente;

d)
Pedir a convocação da Assembleia Geral sempre que o entenda conveniente;

e)
Examinar as situações periódicas apresentadas pelo Conselho de Administração durante a sua gerência;

f)
Emitir parecer acerca do orçamento, do balanço, do inventário e das contas anuais;

g)
Chamar a atenção do Conselho de Administração para qualquer assunto que deva ser ponderado e pronunciar-se sobre qualquer matéria que lhe seja submetida por aquele órgão.

Artigo 29.o
Deliberações
As deliberações do Conselho Fiscal são tomadas estando presente a maioria dos membros em exercício e por maioria dos votos expressos.

Capítulo IV
Aplicação dos Resultados

Artigo 30.o
Aplicação de Resultados

1.
Os lucros líquidos anuais, devidamente aprovados, terão a seguinte aplicação:

a)
Uma percentagem não inferior a cinco por cento será destinada à constituição da reserva legal, até atingir o montante exigível por lei;

b)
Uma percentagem não inferior a quarenta por cento dos lucros distribuíveis será distribuída pelos accionistas, a título de dividendo, sem prejuízo de a Assembleia Geral, por maioria qualificada de dois terços dos votos expressos, poder deliberar no sentido da redução do dividendo ou mesmo da sua não distribuição;

c)
O remanescente será afecto aos fins definidos pela Assembleia Geral.

2.
O privilégio das acções da categoria A que resulta do preceituado no disposto no artigo décimo quarto, número dois, apenas é aplicável em relação à aprovação de dividendos em percentagem superior ao mínimo fixado na alínea b) do número anterior.

3.
Nos termos e dentro dos limites legalmente estabelecidos, podem ser feitos aos accionistas adiantamentos sobre lucros no decurso do exercício.

Capítulo V
Dissolução e Líquidação

Artigo 31.o
Dissolução e Liquidação

1.
A Sociedade dissolve-se nos casos e termos legais.

2.
A liquidação da Sociedade reger-se-á pelas disposições da lei e pelas deliberações da Assembleia Geral.

Capítulo VI
Disposições Finais e Transitórias

Artigo 32.o
Contrato programa de depósito

1.
As entidades que, em desenvolvimento do disposto no artigo oitavo, número um, do Decreto-Lei número quarenta e quatro barra noventa e cinco, de vinte e dois de Fevereiro venham por força de contrato programa de depósito, celebrado com a Sociedade a ser titulares, directa ou indirectamente, de acções da Sociedade, não se consideram como desenvolvendo actividades concorrentes com esta pela mera circunstância de executarem para terceiros que exerçam actividade concorrente com a Sociedade contratos análogos.

2.
O disposto no número anterior não obsta à aplicação do preceituado nos artigos nono e décimo segundo às entidades depositárias referidas quando, no âmbito dos respectivos contratos programa de depósito, os participantes nestes últimos que, directa ou indirectamente, desenvolvam actividades concorrentes com a da sociedade, detenham títulos representativos das acções desta, em percentagem superior à que os presentes Estatutos admitem para a equivalente titularidade de acções.

Artigo 33.o
Deliberações do Conselho de Administração
As deliberações, pelo Conselho de Administração, de aumentos de capital ou de emissão de obrigações convertíveis em acções podem ser baseadas em parâmetros e em supressão ou limitação de direitos de preferência deliberados pela assembleia geral em data anterior à da escritura pública de que tenha resultado a inclusão dos n.os 3 e 4 do artigo 4.o, a alteração do n.o 3 e a inclusão do n.o 4 do artigo 8.o e a modificação das alíneas d) e e) do n.o 1 do artigo 15.o dos presentes estatutos, desde que tais deliberações preencham os requisitos consignados nesses projectos, assim como no n.o 2 do artigo 14.o.

QuickLinks

  Exhibit 1.1
  Portugal Telecom SGPS, S.A.—Articles of Association (as of 29 April 2005)
  Estatutos da Portugal Telecom, SGPS, SA (à data de 29 de Abril de 2005)